AGREEMENT

Signed and executed by and between Elad Engineering Ltd. (**"Elad"**); Ilan Shalev and Haim Danon (Ilan Shalev and Haim Danon shall be referred to collectively as the "**Obligors**"); and **Security Devices International Inc.**, (the **"Corporation"** or **"SDI"**) as of **March 13, 2012** (the "**Agreement**")

WHEREAS Elad has performed certain research and development services for SDI in the less-than-lethal ammunitions sector for the development of a less-than-lethal-electric-projectile (**"Electric Bullet"**) and later on a blunt impact projectile (**"BIP"**) (the activities pertaining to the Electric Bullet and the BIP shall be referred to collectively as the **"Prior Services"**) for SDI; and

WHEREAS SDI may wish to retain the future services of Elad for ongoing maintenance of existing projects, created through Prior Services, to be discussed under separate letter form to this agreement and in addition to the Prior Services, Elad also performed business-development and commercialization activities for the benefit of SDI in connection with the Electric Bullet and BIP; and

WHEREAS this Agreement, along with any exhibits, appendices, addendums, schedules, and amendments hereto, encompasses the entire agreement of the parties, and supersedes all previous understandings and agreements between the parties, whether oral or written,

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the payment of $1 from the Corporation to Elad and to the Obligors, the respective covenants and agreements of the parties contained herein, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereby agree as follows:

1. **Condition Precedent**

1.1 This Agreement and the representations, commitments, undertakings and obligations of each of Elad and Obligors with respect thereto are subject to timely payment by SDI to Elad, no later than by **March 20, 2012**, of all of SDI's existing debt of US$100,000 (**"Condition Precedent"**), which amount the parties agree represents the full amount due from SDI to Elad as at the date hereof, such that such payment shall fully extinguish all debt owing from SDI to Elad.

1.2 Failure by SDI to complete the Condition Precedent on the time specified shall be deemed as an irrevocable, full and complete release by SDI, its shareholders, management, employees, agents, representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants stakeholders, creditors, suppliers and business partners (collectively **"Representatives"**) from any and all representation, obligation, warranty, undertaking or commitment whether past, existing or future by any of Elad and Obligors or their respective Representatives in connection with any prior business between any of them, including, without limitation, in connection with the Prior Services, it being understood, that SDI's original debt to Elad was greater than the sums mentioned above and that upon failure to meet the Condition Precedent, Elad shall be free to pursue the entire debt amount.

2. **Waiver and Release**

Subject to section 1 above, and to the other obligations of the parties hereto in this Agreement -

2.1 Each of the parties shall forever, irrevocably waive and release the other from any claim, demand or action it may have (a) in connection with its engagements with the other party; and (b) related to any of the Prior Services.

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2.2 Each of the parties hereto acknowledges and agrees that all existing agreements, undertakings, responsibilities, warranties and liabilities existing between SDI and Elad, whether written or oral shall automatically expire, said agreements, undertakings, responsibilities, warranties and liabilities no longer having any force or effect.

2.3 NO PARTY UNDER THIS AGREEMENT SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOST PROFITS ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE SERVICES AND/OR PRODUCTS SUPPLIED HEREUNDER, EVEN IF THE PARTIES HAVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES AND WHETHER OR NOT SUCH DAMAGES ARE FORSEEABLE. WITHOUT LIMITATION TO THE AFORESAID, NONE OF ELAD, MR. SHALEV, MR. DANON, THEIR RESPECTIVE REPRESENTATIVES OR ANYONE ENGAGED ON THEIR BEHALF SHALL BE HELD LIABLE OR RESPONSIBLE FOR ANY INJURY, LOSS OR DAMAGE, WHETHER UNDER TORT OR OTHERWISE FOR ANY PRODUCT MANUFACTURED OR FURTHER DEVELOPED AS A RESULT OF THE WORK PRODUCT PROVIDED BY ELAD.

3. **Confidentiality, Non-Compete and Non-Solicitation of Employees**

3.1 Definitions. For the purpose of this Agreement;

(a) **"Confidential Information"** means information (in any form or media) regarding a Party's customers, prospective customers (including lists of customers and prospective customers), methods of operation, engineering methods and processes (include any information which may be obtained by a Party by reverse engineering, decompiling or examining any software or hardware provided by the other Party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, vendors and suppliers, business methods, finances, management, or any other business information relating to such Party (whether constituting a trade secret or proprietary or otherwise) which has value to such Party and is treated by such Party as being confidential; provided, however, that Confidential Information does not include information that such party can show (i) is known to the other Party prior to receipt from the Disclosing Party hereunder, which knowledge shall be evidenced by written records, (ii) is independently developed as evidenced by written records, (iii) is or becomes in the public domain through no breach of this Agreement; (iv) is received from a third party without breach of any obligation of confidentiality, (v) or is a part of such Party's underlying intellectual property, general knowhow or knowledge base.

(b) **"Person"** shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

3.2 Nondisclosure Covenants.

(a) In connection with the activities performed in connection with the Prior Services, each Party (the **"Disclosing Party"**) may have furnished to the other Party (the **"Receiving Party"**) or it's Representatives certain Confidential Information. For a period of five (5) years from the date hereof, the Receiving Party –

(i) shall maintain as confidential all Confidential Information disclosed to it by the Disclosing Party; and

(ii) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed to be bound by this

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Confidentiality Agreement and clearly understands his or her obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information; and

(iii) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

(b) Except as otherwise set forth in this Agreement, all Confidential Information supplied by a Disclosing Party shall remain the property of such Disclosing Party, and will be promptly returned by the Receiving Party upon receipt of written request therefor.

(c) If a Receiving Party or its Representative is requested or becomes legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality.

3.3 Non-Compete, Exclusivity.

Subject to section 1 above:

(a) Each of the Parties confirms, represents, acknowledges and agrees as follows:

(i) Elad is an R&D development house that engages in the development, manufacture, marketing and sale of independently-developed or independently-conceived products (either by itself or with other Persons).

(ii) SDI retained Elad to perform various development activities for the Prior Services based upon Elad's pre-existing, knowledge and knowhow in electrical engineering, mechanical engineering, explosives, ammunition, ballistics and other engineering capabilities (**"Elad Base Knowledge"**).

(iii) As a result of the Elad Base Knowledge, certain intellectual property was developed, filed for patent protection and was fully assigned to SDI. Under SDI's name are the following patents filings per the list attached hereto as **Exhibit A** (the said patent filings shall be referred to collectively as the **"SDI Intellectual Property"**). Subject to the fulfilment of the Condition Precedent, Elad forever waives any claim with respect to the SDI Intellectual Property and acknowledges that subject to the full and complete payment of the SDI debt, its work was done for the benefit of SDI. SDI forever waives any claim with respect to the Elad Base Knowledge (as may be enhanced due to any work or activity conducted by Elad) and acknowledges that it has no claim or right of any nature with respect thereto.

(b) The files maintained by Elad's counsel in respect of certain patents in the process of being obtained, or which have in the past been obtained, on behalf of SDI by Elad and its counsel, shall, as soon as practical after receipt of the payment contemplated in Section 1, be transferred from Elad's counsel to the counsel of SDI, the particulars of which shall be provided by SDI to Elad.

(c) Subject to the fulfilment of the Condition Precedent, Elad shall not, without the prior written consent of SDI, engage in any activity that knowingly infringes upon the SDI Intellectual Property (as shall be eventually approved in binding patents). Notwithstanding the aforesaid, it is understood, that Elad has, and may have in the future, certain clients that may have interests in projects that have subject matter similar to the Prior Services, and that Elad shall in no way be prohibited from servicing such customers and/or engaging in any activities that utilize the Elad Base Knowledge.

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3.4 Non-Solicitation of Employees.

During the Term of this Agreement and for a period of two (2) years thereafter, neither party shall directly or indirectly solicit, recruit or hire (or attempt to solicit, recruit or hire) any of the other Party's full-time employees. Any breach of this section shall entitle the non-breaching party to an agreed and approved compensation of US$100,000, payable upon the non-breaching parties' first demand.

3.5 Injunctive Relief Authorized.

Any material breach of this Section 3 by a Party or its Representatives may cause irreparable injury and the non-breaching Party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of a breach. The above will not be construed to limit the remedies available to a Party. In addition, the prevailing Party will be entitled to be reimbursed for all of its reasonable attorneys' fees and expenses at all levels of proceedings and for investigations, from the non-prevailing Party.

4. **Exchange of Existing Options for Warrants**

4.1 The parties agree that as soon as practicable, and in any event no later than within 30 days as of the date hereof, the board of directors of SDI shall cause the Company to convert the existing SDI stock options held by Elad, Ilan Shalev, or Haim Danon, to be converted into common share purchase warrants in SDI, on terms identical to the terms of the existing stock options.

5. **Acknowledgement of Business-Development and Commercialization Activities**

5.1 SDI acknowledges that in addition to the Prior Services, Elad performed on its behalf certain business-development and commercialization activities in connection with the Electric Bullet and BIP pursuant to which it introduced to SDI and its Representatives certain potential customers, manufacturing and development partners and/or resellers in Israel (collectively, "**Customers**"). Said Customers (that include, without limitation, Raphael, the Israeli Armed Forces and the Israeli Police forces) are in the process of evaluating the potential of entering a commercial relationship with SDI with respect to the Electric Bullet and/or BIP. Any defined Customers in addition to the above mentioned customers will be agreed to by both parties. Elad to provide proof of any direct involvement in the sale of any of SDI's products. A commission fee will be paid to Elad for any Customers at the rate of 5%.

5.2 SDI acknowledges and agrees that in consideration for the said activities, it shall pay Elad certain success fees, in a manner and form to be agreed to between the parties in good faith.

6. **General**

6.1 **Severability**. If any provision of this Agreement is determined to be void or unenforceable by a court of competent jurisdiction, such provision is hereby acknowledged and deemed to be severable from the remainder of this Agreement and shall not, in any event, affect or impair the validity of the remainder of this Agreement.

6.2 **Waiver.** No waiver of any provision of this Agreement is binding unless it is in writing and signed by the party entitled to grant the waiver. No failure to exercise, and no delay in exercising, any right or remedy under this Agreement will be deemed to be a waiver of that right or remedy. No waiver of any breach of any provision of this Agreement will be deemed to be a waiver of any subsequent breach of that provision.

6.3 **Authority and Enurement.** Each of the parties hereto hereby represents that this Agreement is signed and executed by the duly authorised signatory thereof and that this instrument, when signed, is

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binding and enforceable against such party. This Agreement enures to the benefit of and binds the parties and their respective successors, heirs, executors, administrators and permitted assigns, including, but not limited to, the Corporation.

6.4 **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of England.

6.5 **Counterparts.** This Agreement and any amendment, supplement, restatement or termination of any provision of this Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

IN WITNESS WHEREOF each of the parties has signed this Agreement as of the date first written above.

Securities Devices International, Inc.
By: Gregory Sullivan
Title: CEO

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Elad Engineering Ltd.
By: Ilan Shalev
Title: CEO

Ilan Shalev

Haim Danon

Schedule "A"

Country	Appln/Pub. No.	Applicant	Inventors	Title	Filing Date	Status

Security Devices International Inc. Patent Portfolio

Family 1 Non-Lethal Wireless Stun Projectile System for Immobilizing a Target by Neuromuscular Disruption

AU	2006268207	Security Devices International Inc. [IL]	Shalev Ilan; Danon Haim; Blaunshtein Nathan; Bereznitski Matwey; Swarzshatein Ginnadii	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption	07/12/2006	2nd Office Action issued on 11/07/2011; Response due 06/20/2012
BR	PI0614058 (A2)	Security Devices International Inc. [IL]	Shalev Ilan; Danon Haim; Blaunshtein Nathan; Bereznitski Matwey; Swarzshatein Ginnadii	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption	07/12/2006	In examination
CA	2614032	Security Devices International Inc. [IL]	Shalev Ilan; Danon Haim; Blaunshtein Nathan; Bereznitski Matwey; Swarzshatein Ginnadii	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption	07/12/2006	Request for exam filed 07/05/2011; Waiting to be examined
CN	200680025298.5	Security Devices International Inc. [IL]	Shalev Ilan; Danon Haim; Blaunshtein Nathan; Bereznitski Matwey; Swarzshatein Ginnadii	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption	07/12/2006	Granted as Chinese Patent 101218004 on 08/03/2011

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Schedule "A"

Country	Appln/Pub. No.	Applicant	Inventors	Title	Filing Date	Status
CN	201110183016.7 Pub. No. 102230757 (divisional)	Security Devices International Inc. [IL]	Shalev Ilan; Danon Haim; Blaunshtein Nathan; Bereznitski Matwey; Swarzshatein Ginnadii	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption	07/12/2006	Waiting to be examined
EP	1904205 (A2)	Security Devices International Inc. [IL]	Shalev Ilan; Danon Haim; Blaunshtein Nathan; Bereznitski Matwey; Swarzshatein Ginnadii	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption	07/12/2006	1st Office Action issued 12/08/2011, objecting to multiple independent claims; Response due 02/06/2012
KR	20080039900	Security Devices International Inc. [IL]	Shalev Ilan; Danon Haim; Blaunshtein Nathan; Bereznitski Matwey; Swarzshatein Ginnadii	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption	07/12/2006	Request for exam filed 01/01/2011; Waiting to be examined
RU	2008100149	Security Devices International Inc. [IL]	Shalev Ilan; Danon Haim; Blaunshtein Nathan; Bereznitski Matwey; Swarzshatein Ginnadii	Nonlethal wireless knocking-out bullet for short-time paralysing by neuromuscular distress	07/12/2006	Granted as Russian Patent No. RU2416779 on 04/20/2011
US	11/450,821 Pub.No. 2007101893	Security Devices International Inc. [IL]	Shalev Ilan; Danon Haim; Blaunshtein Nathan; Bereznitski Matwey; Swarzshatein Ginnadii	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption	07/12/2006	1st Office Action issued 01/18/2012; Response due 04/18/2012

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Schedule "A"

Country	Appln/Pub. No.	Applicant	Inventors	Title	Filing Date	Status
PCT	WO2007008923	Security Devices International Inc. [IL]	Shalev Ilan; Danon Haim; Blaunshtein Nathan; Bereznitski Matwey; Swarzshatein Ginnadii	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption	07/12/2006	Completed - 30 month deadline for entering National Phase Entry was 01/12/2008.

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Schedule "A"

Country	Appln/Pub. No.	Applicant	Inventors	Title	Filing Date	Status
Family 2 Non-Lethal Projectile						
CN	200880010266.7	SDI -Security Device International Inc. [IL]	Danon Haim; Shalev Ilan	Non-lethal projectile	03/31/2008	In examination
EP	2137484	SDI -Security Device International Inc. [IL]	Danon Haim; Shalev Ilan	Non-lethal projectile	03/31/2008	Waiting to be examined
KR	1020097022940	SDI -Security Device International Inc. [IL]	Danon Haim; Shalev Ilan	Non-lethal projectile	03/31/2008	Request for exam has not been filed
US	12/059,084 20080236435	SDI -Security Device International Inc. [IL]	Danon Haim; Shalev Ilan	Non-lethal projectile	03/31/2008	Granted as US Patent No. 7,861,657 on 01/04/2011
US	12/952,335 Continuation of 12/059,084	SDI -Security Device International Inc. [IL]	Danon Haim; Shalev Ilan	Non-lethal projectile	03/31/2008	Granted as US Patent 8,061,276 on 11/22/2011
PCT	WO2008120210	SDI -Security Device International Inc. [IL]	Danon Haim; Shalev Ilan	Non-lethal projectile	03/31/2008	Completed - 30 month deadline for entering National Phase Entry was 10/01/2009

Privileged & Confidential

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March 7, 2012

Schedule "A"

Country	Appln/Pub. No.	Applicant	Inventors	Title	Filing Date	Status

Family 3 **Electronic Circuitry for Incapacitating a Living Target**

US	12/169,729 Pub. No. 20100006012	SDI -Security Device International Inc. [IL]	Ben-Yaakov Shmuel	Electronic Circuitry for Incapacitating a Living Target	07/09/2008	Granted as US Patent No. 8,111,498 on 02/07/2012

Family 4 **Autonomous Operation of a Non Lethal Projectile**

US	12/408,786 Pub. No. 20110001619		Danon Haim; Shalev Ilan	Autonomous Operation of a Non Lethal Projectile	03/23/2009	2nd Office Action issued 01/03/2012; Response due 04/03/2012

Notes:

1. **Family 1 and Families 2&3 have different Applicant's names listed.**
2. **Family 4 is currently in the inventors' name. It is not clear whether the assignment has been filed.**

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